                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                                NOVEMBER 25, 2002
                Date of report (Date of earliest event reported)


                                   ADVO, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                          1-11720              06-0885252

(State or other jurisdiction       (Commission file number)    (IRS Employer
of incorporation or organization)                            Identification No.)


         ONE UNIVAC LANE, P.O. BOX 755, WINDSOR, CONNECTICUT 06095-0755
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:    (860) 285-6100

ITEM 5. OTHER EVENTS

The Board of Directors of ADVO Inc. (the "Company") has approved an amendment which extends the expiration date of its Stockholder Protection Rights Plan to February 11, 2013, and updates the plan to reflect current market prices and benchmarks. The Company's Stockholder Rights Plan has been in place for ten years, with an expiration date of February 11, 2003. In addition to extending the Rights Plan for another ten years, the amendment updates the exercise price to $165, and adjusts the share ownership required to trigger the Rights to 15%. These adjustments bring the Rights Plan in line with more recent benchmarks. No other material changes were made to the Rights Plan. The amendment is not in response to any known takeover efforts, but is intended to deter abusive takeover tactics to protect shareholder rights and maximize shareholder value.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith:

Exhibit No.   Description
-----------   -----------
4(a)          Amended and Restated Stockholder Protection Rights     Filed herewith.
              Agreement dated as of February 10, 2003 between
              ADVO, Inc. and Mellon Investor Services LLC, as
              Rights Agent, including Exhibit A and Exhibit B.

99(a)         Press release, dated November 25, 2002, issued by      Filed herewith.
              the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              ADVO, Inc.
Date: November 26, 2002

                                              By  /s/ DAVID M. STIGLER
                                                   ---------------------
                                                  David M. Stigler
                                                  Senior Vice President
                                                  Chief Legal and Public Affairs
                                                  Officer, General Counsel and
                                                  Corporate Secretary

                                  EXHIBIT INDEX

                                                                       Incorporated by
Exhibit No.                    Description                             Reference
-----------                    -----------                             ---------
4(a)             Amended and Restated Stockholder Protection           Filed herewith.
                 Rights Agreement dated as of February 10, 2003
                 between ADVO, Inc. and Mellon Investor
                 Services LLC, as Rights Agent, including Exhibit
                 A and Exhibit B.

99 (a)           Press release dated November 25, 2002,                Filed herewith.
                 issued by the Company.